UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction) of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 27, 2017, Joseph E. Burnett, Executive Vice President and Chief Lending Officer of Old Line Bancshares, Inc. (the “Company”) and Executive Vice President of Old Line Bank (the “Bank”), informed James W. Cornelsen, the President and Chief Executive Officer of the Company and the Bank, that he will retire from his positions with the Company and the Bank effective January 2, 2018. Mr. Burnett’s decision to retire is not in connection with any disagreement with the Company, the Bank or its management.

The Company’s press release announcing Mr. Burnett’s retirement and the appointment of Jack Welborn as Chief Lending Officer, discussed below, is filed as Exhibit 99.1 hereto.

Section 8 – Other Events

Item 8.01 Other Events.

Additionally, on November 28, 2017, the Bank announced the promotion of Jack Welborn to serve as Chief Lending Officer, effective January 2, 2018. Mr. Welborn joined Old Line Bank in 2005 as a Commercial Loan Officer with an extensive background in commercial lending in the Greater Washington area.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

99.1 Press Release dated November 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: November 30, 2017	By:	/s/Elise M. Hubbard
Elise M. Hubbard, Senior Vice President and Chief Financial Officer